UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2008

AKESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27409	84-1409219
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

888 Prospect Street, Suite 320, La Jolla, CA 92037

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 454-4311

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information reported under Item 5.02 with respect to the issuance of certain stock options to Jay Lichter, Ph.D., John Hendrick and Michael Scaife, Ph.D. is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 13, 2008, the board of directors (the “Board”) of Akesis Pharmaceuticals, Inc. (“we” or the “Company”) approved the grant of stock options to Dr. Lichter, our President, Chief Executive Officer and director, Mr. Hendrick, our Chief Financial Officer, and Dr. Scaife, an independent consultant (each an “Optionee”), to purchase up to an aggregate of 500,000, 125,000 and 65,000 shares of our common stock, respectively. Each such stock option will be granted pursuant to the terms of a Stand-Alone Stock Option Agreement (each, an “Option Agreement”) between the Company and the applicable Optionee.

Pursuant to the terms of each Option Agreement, the shares of common stock subject to each stock option will vest over a period of three years, with the shares vesting in equal monthly installments subject to the Optionees continuing to provide services to the Company during such period. The issuance of each stock option was exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended.

The Board also approved an increase in the annual base salary for Dr. Lichter from $150,000 to $200,000 and for Mr. Hendrick from $100,000 to $125,000.

The foregoing summary of the Option Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Option Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events

On June 17, 2008, we issued a press release announcing the results from the Company’s Phase IIa Trial of AKP-020 for Type 2 diabetes. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Stand-Alone Stock Option Agreement

99.1	Press Release, dated as of June 17, 2008, announcing the results from our Phase IIa Trial of AKP-020 for Type 2 diabetes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKESIS PHARMACEUTICALS, INC.

By:	/s/ Jay Lichter, Ph.D.
Jay Lichter, Ph.D.
President and Chief Executive Officer

Date: June 19, 2008